HOME EQUITY ASSET TRUST 2006-7

DERIVED INFORMATION [9/15/06]

[$1,069,750,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,080,750,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2006-7

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 7/01/06 cutoff date.  Approximately 15.3% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	5,568
Total Outstanding Loan Balance	$1,095,034,662*	Min	Max
Average Loan Current Balance	$196,666	$12,383	$1,150,000
Weighted Average Original LTV	79.6%**
Weighted Average Coupon	8.26%	5.63%	17.38%
Arm Weighted Average Coupon	8.15%
Fixed Weighted Average Coupon	8.74%
Weighted Average Margin	5.92%	2.25%	12.50%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	2
% First Liens	96.2%
% Second Liens	3.8%
% Arms	80.5%
% Fixed	19.5%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$ ]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.63 - 6.00	20	5,298,655	0.5	5.87	77.3	693
6.01 - 6.50	108	30,513,960	2.8	6.37	75.2	678
6.51 - 7.00	477	124,908,472	11.4	6.85	75.6	670
7.01 - 7.50	709	169,513,721	15.5	7.33	77.2	660
7.51 - 8.00	988	230,341,718	21.0	7.81	78.3	641
8.01 - 8.50	721	155,434,074	14.2	8.30	79.5	626
8.51 - 9.00	745	152,943,107	14.0	8.80	80.5	607
9.01 - 9.50	424	74,454,826	6.8	9.31	82.1	591
9.51 - 10.00	398	67,163,498	6.1	9.79	82.9	584
10.01 - 10.50	202	25,751,714	2.4	10.27	83.6	582
10.51 - 11.00	192	20,216,655	1.8	10.79	86.5	600
11.01 - 11.50	191	13,925,159	1.3	11.32	92.1	608
11.51 - 12.00	233	13,868,681	1.3	11.80	96.3	627
12.01 - 17.38	160	10,700,422	1.0	12.57	96.0	619
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
423 - 425	1	20,361	0.0	11.63	100.0	423
451 - 475	3	270,851	0.0	7.63	84.6	456
476 - 500	5	772,030	0.1	9.22	76.3	497
501 - 525	260	43,311,753	4.0	9.39	72.2	513
526 - 550	374	68,724,229	6.3	9.15	74.5	539
551 - 575	463	89,917,923	8.2	8.89	77.2	563
576 - 600	705	123,746,849	11.3	8.60	80.5	589
601 - 625	1,064	177,996,968	16.3	8.36	81.7	613
626 - 650	905	181,990,610	16.6	8.09	80.7	639
651 - 675	737	156,508,314	14.3	7.92	80.5	662
676 - 700	480	112,193,292	10.2	7.84	80.4	687
701 - 725	283	66,694,074	6.1	7.67	79.9	711
726 - 750	139	35,449,494	3.2	7.48	78.6	736
751 - 775	93	22,769,476	2.1	7.66	80.0	762
776 - 800	52	13,234,181	1.2	7.42	80.0	787
801 - 809	4	1,434,256	0.1	7.47	80.2	806
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
12,383 - 50,000	415	14,782,577	1.3	11.13	93.3	628
50,001 - 100,000	1,067	80,444,596	7.3	9.44	82.7	616
100,001 - 150,000	1,021	127,594,941	11.7	8.59	78.3	616
150,001 - 200,000	960	168,275,753	15.4	8.27	78.7	622
200,001 - 250,000	642	143,464,174	13.1	8.14	78.3	625
250,001 - 300,000	450	122,921,826	11.2	8.04	78.8	630
300,001 - 350,000	273	88,705,607	8.1	7.97	79.3	639
350,001 - 400,000	223	83,449,154	7.6	8.08	79.7	634
400,001 - 450,000	158	67,274,641	6.1	7.74	79.5	650
450,001 - 500,000	146	69,721,293	6.4	7.73	79.9	651
500,001 - 550,000	74	38,865,461	3.5	8.01	81.9	662
550,001 - 600,000	54	31,021,222	2.8	7.98	79.4	650
600,001 - 650,000	39	24,226,507	2.2	7.94	80.8	659
650,001 - 700,000	22	14,980,413	1.4	8.63	82.9	647
700,001 - 750,000	11	8,050,577	0.7	8.44	78.9	634
750,001 - 800,000	5	3,874,827	0.4	8.51	85.7	625
800,001 - 850,000	4	3,266,509	0.3	7.97	86.2	630
900,001 - 950,000	2	1,880,586	0.2	7.72	67.0	702
950,001 - 1,150,000	2	2,234,000	0.2	8.16	78.3	652
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
10.69 - 50.00	165	23,139,711	2.1	8.01	41.8	603
50.01 - 55.00	66	12,057,551	1.1	8.12	52.7	605
55.01 - 60.00	120	22,214,591	2.0	8.01	58.0	597
60.01 - 65.00	169	34,905,250	3.2	7.99	63.3	591
65.01 - 70.00	258	52,284,983	4.8	8.24	68.9	595
70.01 - 75.00	687	140,971,879	12.9	7.82	74.5	628
75.01 - 80.00	2,098	483,950,119	44.2	7.91	79.8	652
80.01 - 85.00	504	111,588,064	10.2	8.63	84.5	601
85.01 - 90.00	571	131,889,228	12.0	8.65	89.7	616
90.01 - 95.00	112	23,420,264	2.1	8.96	94.6	640
95.01 - 100.00	818	58,613,024	5.4	10.76	99.9	646
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	1,428	261,466,884	23.9	8.80	80.2	623
0.50	23	3,410,543	0.3	8.57	84.1	639
1.00	307	79,046,632	7.2	8.32	78.2	649
2.00	1,976	407,591,155	37.2	8.21	80.1	627
3.00	1,756	331,502,488	30.3	7.89	79.0	641
5.00	78	12,016,960	1.1	8.27	74.6	619
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	3,400	592,697,553	54.1	8.12	79.6	616
Reduced	715	168,326,710	15.4	8.34	80.9	660
Stated Income / Stated Assets	1,446	331,462,485	30.3	8.47	78.9	644
No Income / No Assets	7	2,547,914	0.2	8.12	83.7	711
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	5,253	1,037,507,509	94.7	8.23	79.6	631
Second Home	34	6,941,072	0.6	8.59	82.8	646
Investor	281	50,586,080	4.6	8.98	80.1	646
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	1,085	335,924,526	30.7	7.82	78.7	649
Florida	797	143,852,002	13.1	8.39	78.9	621
Illinois	303	58,130,737	5.3	8.83	82.1	620
Arizona	278	55,340,799	5.1	8.24	79.8	635
New York	183	52,421,325	4.8	8.30	76.6	634
Washington	224	46,160,535	4.2	7.97	79.3	634
Maryland	149	32,366,427	3.0	8.66	77.9	605
Nevada	154	31,782,358	2.9	8.05	79.1	639
Virginia	154	30,560,697	2.8	8.32	79.0	618
Oregon	169	29,405,767	2.7	8.08	80.0	635
Georgia	171	23,581,059	2.2	8.87	81.6	612
New Jersey	97	23,021,683	2.1	8.67	77.2	626
Colorado	148	21,670,125	2.0	8.18	82.5	637
Ohio	224	20,720,818	1.9	8.61	85.1	621
Texas	140	14,303,847	1.3	8.90	79.9	625
Other	1,292	175,791,958	16.1	8.65	81.5	618
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	2,727	504,512,241	46.1	8.18	81.9	659
Refinance - Rate Term	324	60,270,986	5.5	8.35	79.6	611
Refinance - Cashout	2,517	530,251,434	48.4	8.33	77.5	608
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	1,906	413,018,826	37.7	8.28	79.5	628
Arm 2/28 - Balloon 40/30	948	249,479,417	22.8	8.17	80.0	625
Arm 2/28 - Balloon 45/30	164	40,491,528	3.7	7.71	79.4	652
Arm 2/28 - Dual 40/30	21	6,751,977	0.6	8.76	78.4	589
Arm 3/27	252	50,153,007	4.6	8.13	79.8	645
Arm 3/27 - Balloon 40/30	133	32,114,591	2.9	8.18	79.2	636
Arm 3/27 - Balloon 45/30	323	71,794,551	6.6	7.61	77.6	659
Arm 5/25	45	10,092,413	0.9	7.66	75.5	665
Arm 5/25 - Balloon 40/30	27	6,191,532	0.6	7.86	77.4	648
Arm 5/25 - Balloon 45/30	6	1,498,972	0.1	7.16	78.1	673
Fixed Balloon 30/15	409	27,101,582	2.5	11.47	98.6	662
Fixed Balloon 40/30	206	31,756,514	2.9	8.66	78.9	623
Fixed Balloon 45/30	179	28,561,902	2.6	8.27	79.8	618
Fixed Balloon 50/30	16	4,977,753	0.5	7.36	72.3	626
Fixed Rate	933	121,050,097	11.1	8.32	77.4	626
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	4,285	806,456,932	73.6	8.23	79.5	629
PUD	663	148,760,523	13.6	8.29	81.1	634
2 Family	243	60,676,075	5.5	8.29	78.4	641
Condo	269	49,144,665	4.5	8.26	79.9	645
3-4 Family	108	29,996,468	2.7	8.82	78.3	660
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	75	19,481,632	2.2	7.35	77.8	686
4.01 - 4.50	66	19,472,976	2.2	7.22	77.8	677
4.51 - 5.00	156	41,806,646	4.7	7.61	78.2	660
5.01 - 5.50	868	216,086,377	24.5	8.06	79.7	633
5.51 - 6.00	1,011	247,263,847	28.0	7.99	78.8	628
6.01 - 6.50	886	186,780,738	21.2	8.31	80.2	630
6.51 - 7.00	351	76,471,137	8.7	8.35	79.1	632
7.01 - 7.50	163	31,951,219	3.6	8.68	78.6	618
7.51 - 8.00	155	27,488,014	3.1	9.15	80.4	600
8.01 - 8.50	59	10,224,500	1.2	9.59	82.5	599
8.51 - 9.00	21	2,623,977	0.3	10.09	89.9	617
9.01 - 12.50	14	1,935,750	0.2	10.31	93.6	603
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
7 - 9	2	404,017	0.0	7.64	85.0	559
10 - 12	12	2,560,212	0.3	6.66	81.3	622
13 - 15	7	888,583	0.1	7.64	75.0	574
16 - 18	32	7,315,677	0.8	7.93	81.4	624
19 - 21	1,167	268,608,480	30.5	8.04	79.3	634
22 - 24	1,824	431,014,855	48.9	8.33	79.8	625
25 - 27	1	327,917	0.0	6.05	80.0	662
28 - 30	5	1,426,859	0.2	8.32	82.9	613
31 - 33	272	61,104,526	6.9	7.80	78.2	654
34 - 36	425	90,152,770	10.2	7.98	78.9	647
37 >=	78	17,782,917	2.0	7.69	76.4	660
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.63 - 11.50	18	5,560,397	0.6	6.29	80.3	660
11.51 - 12.00	57	15,017,199	1.7	6.62	74.8	650
12.01 - 12.50	119	32,807,446	3.7	6.84	76.6	659
12.51 - 13.00	416	109,068,774	12.4	7.17	77.8	657
13.01 - 13.50	565	137,304,157	15.6	7.50	78.1	657
13.51 - 14.00	660	165,954,622	18.8	7.99	79.1	640
14.01 - 14.50	503	113,622,117	12.9	8.30	79.8	627
14.51 - 15.00	563	126,456,410	14.3	8.56	80.7	623
15.01 - 15.50	346	70,881,735	8.0	8.94	81.6	610
15.51 - 16.00	281	56,006,701	6.4	9.39	81.4	594
16.01 - 16.50	129	22,691,040	2.6	9.95	81.7	582
16.51 - 17.00	98	16,625,999	1.9	10.07	81.3	571
17.01 - 17.50	38	5,255,520	0.6	10.86	80.8	553
17.51 - 18.00	22	3,114,543	0.4	11.06	76.4	533
18.01 - 18.99	10	1,220,152	0.1	11.92	76.5	527
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.50	15	3,734,495	0.4	7.77	80.0	699
4.51 - 5.50	12	3,382,125	0.4	7.39	70.1	663
5.51 - 6.00	41	10,739,308	1.2	6.90	76.8	654
6.01 - 6.50	90	25,471,848	2.9	6.52	77.3	673
6.51 - 7.00	387	101,997,951	11.6	6.97	77.0	670
7.01 - 7.50	570	140,485,602	15.9	7.34	77.8	661
7.51 - 8.00	756	187,467,359	21.3	7.81	79.1	644
8.01 - 8.50	568	130,308,113	14.8	8.30	79.8	629
8.51 - 9.00	559	126,304,489	14.3	8.80	80.5	606
9.01 - 9.50	310	60,684,526	6.9	9.30	82.6	592
9.51 - 10.00	282	54,888,466	6.2	9.79	82.9	582
10.01 - 10.50	126	18,598,789	2.1	10.29	81.6	565
10.51 - 11.00	62	10,178,694	1.2	10.78	80.4	562
11.01 - 11.50	26	4,364,841	0.5	11.27	81.4	565
11.51 - 12.49	21	2,980,207	0.3	12.06	75.9	534
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3	463,643	0.1	9.17	77.9	578
1.50	414	93,530,990	10.6	8.40	78.2	631
2.00	927	219,341,907	24.9	8.49	79.1	607
3.00	2,438	558,946,866	63.4	7.97	79.8	642
5.00	27	5,374,208	0.6	8.09	74.9	651
6.00	16	3,929,200	0.4	7.72	80.0	694
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3,366	777,136,044	88.2	8.12	79.6	632
1.50	436	98,789,823	11.2	8.34	78.2	630
2.00	23	5,660,946	0.6	7.95	78.0	669
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	5,014	927,625,440	84.7	8.39	79.6	625
24	3	853,500	0.1	7.74	75.2	610
60	544	164,775,881	15.0	7.54	79.5	671
120	7	1,779,841	0.2	7.09	80.0	697
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 7/01/06 cutoff date.  Approximately 11.9% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,579
Total Outstanding Loan Balance	$425,154,172*	Min	Max
Average Loan Current Balance	$164,852	$12,383	$619,725
Weighted Average Original LTV	80.1%**
Weighted Average Coupon	8.27%	5.63%	14.45%
Arm Weighted Average Coupon	8.26%
Fixed Weighted Average Coupon	8.35%
Weighted Average Margin	5.91%	2.25%	10.99%
Weighted Average FICO (Non-Zero)	631
Weighted Average Age (Months)	2
% First Liens	97.3%
% Second Liens	2.7%
% Arms	80.1%
% Fixed	19.9%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$ ]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.63 - 6.00	8	1,489,377	0.4	5.83	73.3	655
6.01 - 6.50	50	11,428,561	2.7	6.39	71.5	672
6.51 - 7.00	236	47,879,675	11.3	6.86	74.7	660
7.01 - 7.50	350	64,604,094	15.2	7.34	76.8	651
7.51 - 8.00	441	84,690,880	19.9	7.80	79.4	641
8.01 - 8.50	344	62,950,520	14.8	8.30	81.4	632
8.51 - 9.00	338	61,104,389	14.4	8.80	82.2	616
9.01 - 9.50	205	33,686,175	7.9	9.32	83.4	602
9.51 - 10.00	183	26,530,355	6.2	9.79	83.9	593
10.01 - 10.50	86	11,588,670	2.7	10.29	83.5	585
10.51 - 11.00	70	6,751,267	1.6	10.79	82.6	586
11.01 - 11.50	84	4,043,906	1.0	11.34	90.6	588
11.51 - 12.00	116	5,018,784	1.2	11.79	96.4	627
12.01 - 14.45	68	3,387,519	0.8	12.43	94.9	612
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
423 - 425	1	20,361	0.0	11.63	100.0	423
451 - 475	2	209,130	0.0	6.60	80.0	453
476 - 500	3	465,527	0.1	8.88	75.2	495
501 - 525	50	8,746,227	2.1	9.62	67.7	516
526 - 550	105	19,240,631	4.5	9.43	73.3	540
551 - 575	157	28,421,841	6.7	9.09	80.1	563
576 - 600	327	52,962,480	12.5	8.68	82.4	589
601 - 625	600	87,364,174	20.5	8.37	82.6	613
626 - 650	517	88,188,934	20.7	8.02	80.1	638
651 - 675	360	60,360,738	14.2	7.95	80.2	662
676 - 700	218	39,493,422	9.3	7.79	80.0	686
701 - 725	124	21,052,878	5.0	7.63	77.7	712
726 - 750	48	8,082,129	1.9	7.56	77.9	736
751 - 775	47	7,186,310	1.7	7.74	76.5	761
776 - 800	19	3,302,734	0.8	7.72	80.6	784
801 - 809	1	56,656	0.0	9.45	85.0	809
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
12,383 - 50,000	247	7,932,478	1.9	11.34	97.3	633
50,001 - 100,000	525	39,974,996	9.4	9.02	83.4	625
100,001 - 150,000	517	64,914,343	15.3	8.23	77.9	633
150,001 - 200,000	504	88,054,213	20.7	8.15	79.9	636
200,001 - 250,000	302	67,513,151	15.9	8.14	78.9	628
250,001 - 300,000	213	58,111,514	13.7	8.04	79.5	633
300,001 - 350,000	128	41,477,967	9.8	8.06	79.9	631
350,001 - 400,000	96	36,123,763	8.5	8.21	80.7	624
400,001 - 450,000	32	13,353,079	3.1	7.83	80.8	635
450,001 - 500,000	8	3,854,336	0.9	7.82	80.9	659
500,001 - 550,000	4	2,041,989	0.5	8.41	78.6	630
550,001 - 600,000	2	1,182,620	0.3	9.64	77.4	624
600,001 - 619,725	1	619,725	0.1	8.75	80.0	686
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
10.69 - 50.00	64	9,944,545	2.3	7.77	42.0	624
50.01 - 55.00	31	6,044,197	1.4	8.17	52.6	620
55.01 - 60.00	51	9,790,404	2.3	8.09	58.3	617
60.01 - 65.00	72	14,085,205	3.3	7.89	63.4	605
65.01 - 70.00	102	20,949,465	4.9	8.19	68.9	614
70.01 - 75.00	305	53,427,769	12.6	7.80	74.4	630
75.01 - 80.00	875	152,400,005	35.8	7.96	79.7	647
80.01 - 85.00	202	42,330,492	10.0	8.44	84.5	625
85.01 - 90.00	407	80,440,433	18.9	8.62	89.7	616
90.01 - 95.00	74	13,635,994	3.2	8.81	94.7	635
95.01 - 100.00	396	22,105,664	5.2	10.39	99.9	634
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	661	103,716,989	24.4	8.73	80.5	625
0.50	17	1,780,724	0.4	8.28	82.7	646
1.00	119	27,198,082	6.4	8.32	75.8	642
2.00	912	160,521,998	37.8	8.28	81.0	625
3.00	870	131,936,380	31.0	7.90	79.6	642
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,562	231,519,558	54.5	7.98	81.8	630
Reduced	239	41,178,388	9.7	8.64	79.7	651
Stated Income / Stated Assets	776	151,801,121	35.7	8.62	77.7	627
No Income / No Assets	2	655,106	0.2	7.30	78.6	707
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,409	393,115,333	92.5	8.24	79.9	628
Second Home	18	4,064,638	1.0	8.22	82.8	661
Investor	152	27,974,201	6.6	8.82	82.6	672
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	314	84,053,858	19.8	7.92	77.4	633
Florida	315	55,765,931	13.1	8.36	79.8	625
Illinois	180	31,533,010	7.4	8.81	84.0	623
Arizona	143	25,011,899	5.9	8.08	79.6	643
New York	81	20,580,015	4.8	8.17	73.8	630
Washington	110	18,640,611	4.4	7.85	79.3	646
Oregon	93	16,030,858	3.8	7.83	80.1	651
Maryland	79	14,717,567	3.5	8.42	78.3	610
Ohio	156	13,722,176	3.2	8.55	86.7	631
Virginia	80	13,290,390	3.1	8.15	80.7	625
Colorado	101	12,630,675	3.0	8.15	83.5	642
Nevada	66	12,399,407	2.9	7.98	79.3	637
New Jersey	52	11,580,427	2.7	8.58	76.5	628
Michigan	87	7,903,751	1.9	8.70	88.5	628
Minnesota	44	7,342,583	1.7	8.07	79.2	636
Other	678	79,951,014	18.8	8.59	82.1	629
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,064	127,430,967	30.0	8.35	82.6	650
Refinance - Rate Term	216	37,563,272	8.8	8.31	78.8	616
Refinance - Cashout	1,299	260,159,933	61.2	8.23	79.1	624
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	905	163,589,986	38.5	8.44	80.6	625
Arm 2/28 - Balloon 40/30	459	100,197,007	23.6	8.23	80.2	619
Arm 2/28 - Balloon 45/30	79	14,543,941	3.4	7.86	80.7	639
Arm 2/28 - Dual 40/30	6	1,640,749	0.4	8.68	85.3	609
Arm 3/27	122	18,363,787	4.3	8.10	79.9	654
Arm 3/27 - Balloon 40/30	64	13,582,831	3.2	7.99	79.0	630
Arm 3/27 - Balloon 45/30	127	20,188,862	4.7	7.71	78.4	648
Arm 5/25	24	5,418,436	1.3	7.70	74.7	675
Arm 5/25 - Balloon 40/30	11	2,282,779	0.5	7.63	75.6	645
Arm 5/25 - Balloon 45/30	4	884,387	0.2	7.30	77.9	670
Fixed Balloon 30/15	145	6,339,276	1.5	11.65	99.1	647
Fixed Balloon 40/30	92	10,375,088	2.4	8.36	79.0	641
Fixed Balloon 45/30	100	13,140,886	3.1	8.13	81.2	633
Fixed Balloon 50/30	7	1,803,016	0.4	7.77	66.2	618
Fixed Rate	434	52,803,142	12.4	8.03	78.2	649
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	2,038	323,361,739	76.1	8.26	80.3	629
PUD	243	43,898,609	10.3	8.20	80.8	635
2 Family	127	28,254,926	6.6	8.34	77.7	635
Condo	123	17,367,809	4.1	8.38	80.9	638
3-4 Family	48	12,271,090	2.9	8.70	77.5	656
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	44	9,350,699	2.7	7.43	76.8	684
4.01 - 4.50	24	5,520,972	1.6	7.45	73.0	648
4.51 - 5.00	68	14,020,533	4.1	7.74	77.6	650
5.01 - 5.50	447	96,219,144	28.2	8.14	80.6	632
5.51 - 6.00	442	87,571,262	25.7	8.13	79.8	622
6.01 - 6.50	416	70,697,727	20.8	8.40	80.9	624
6.51 - 7.00	150	26,098,378	7.7	8.42	78.9	628
7.01 - 7.50	79	12,584,048	3.7	8.76	81.2	621
7.51 - 8.00	71	10,624,954	3.1	9.10	80.6	603
8.01 - 8.50	35	5,183,991	1.5	9.51	81.6	592
8.51 - 9.00	15	1,982,020	0.6	10.05	91.3	627
9.01 - 10.99	10	839,037	0.2	10.39	95.5	646
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
7 - 9	1	147,418	0.0	6.80	85.0	639
10 - 12	5	982,508	0.3	6.32	83.4	602
13 - 15	4	651,056	0.2	7.69	74.4	554
16 - 18	13	2,778,926	0.8	8.29	83.0	616
19 - 21	546	103,577,160	30.4	8.19	79.8	628
22 - 24	883	172,065,326	50.5	8.44	80.9	621
28 - 30	3	357,760	0.1	7.29	77.5	535
31 - 33	117	18,339,459	5.4	7.88	79.3	644
34 - 36	190	33,207,550	9.7	7.96	79.0	648
37 >=	39	8,585,602	2.5	7.64	75.3	666
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.63 - 11.50	9	2,213,181	0.6	6.30	82.1	659
11.51 - 12.00	31	7,564,280	2.2	6.79	75.2	639
12.01 - 12.50	59	14,103,456	4.1	7.05	75.1	643
12.51 - 13.00	183	36,814,140	10.8	7.25	79.2	640
13.01 - 13.50	259	47,208,304	13.9	7.54	78.7	650
13.51 - 14.00	291	60,248,289	17.7	8.02	80.2	638
14.01 - 14.50	247	47,181,156	13.8	8.36	80.6	629
14.51 - 15.00	278	51,217,276	15.0	8.67	82.0	622
15.01 - 15.50	173	29,929,172	8.8	9.03	82.3	611
15.51 - 16.00	130	22,222,435	6.5	9.44	80.8	600
16.01 - 16.50	66	11,798,353	3.5	9.86	80.5	585
16.51 - 17.00	40	5,764,657	1.7	10.08	81.2	584
17.01 - 17.50	18	2,432,647	0.7	10.77	82.7	573
17.51 - 18.00	11	1,423,865	0.4	11.01	72.8	529
18.01 - 18.99	6	571,553	0.2	12.08	71.3	529
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.50	10	1,893,967	0.6	7.79	80.0	723
4.51 - 5.50	8	1,551,635	0.5	7.47	76.5	646
5.51 - 6.00	19	4,062,156	1.2	7.12	75.9	643
6.01 - 6.50	36	7,952,650	2.3	6.64	76.6	660
6.51 - 7.00	172	34,007,676	10.0	7.03	77.0	653
7.01 - 7.50	266	50,631,140	14.9	7.35	77.0	649
7.51 - 8.00	339	68,579,145	20.1	7.80	80.4	639
8.01 - 8.50	271	51,679,208	15.2	8.30	81.3	634
8.51 - 9.00	254	50,245,496	14.7	8.80	81.9	612
9.01 - 9.50	167	29,885,599	8.8	9.32	82.8	600
9.51 - 10.00	141	23,225,756	6.8	9.79	83.1	589
10.01 - 10.50	64	9,629,589	2.8	10.30	81.7	579
10.51 - 11.00	31	4,713,763	1.4	10.79	77.4	563
11.01 - 11.50	10	1,647,218	0.5	11.28	77.5	545
11.51 - 12.49	13	987,765	0.3	12.05	73.9	533
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	2	398,684	0.1	9.32	84.3	575
1.50	178	36,127,985	10.6	8.37	76.9	634
2.00	467	100,504,526	29.5	8.45	80.3	614
3.00	1,128	198,401,889	58.2	8.15	80.7	633
5.00	16	3,365,714	1.0	7.85	74.9	664
6.00	10	1,893,967	0.6	7.79	80.0	723
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,599	300,271,971	88.1	8.25	80.5	627
1.50	190	38,182,168	11.2	8.30	77.1	633
2.00	12	2,238,626	0.7	8.12	80.2	702
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,347	374,543,584	88.1	8.36	80.1	627
24	3	853,500	0.2	7.74	75.2	610
60	225	48,941,248	11.5	7.68	80.1	661
120	4	815,840	0.2	6.55	80.0	694
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 7/01/06 cutoff date.  Approximately 17.4% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,989
Total Outstanding Loan Balance	$669,880,490*	Min	Max
Average Loan Current Balance	$224,115	$19,981	$1,150,000
Weighted Average Original LTV	79.3%**
Weighted Average Coupon	8.25%	5.80%	17.38%
Arm Weighted Average Coupon	8.08%
Fixed Weighted Average Coupon	9.00%
Weighted Average Margin	5.93%	2.25%	12.50%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	2
% First Liens	95.6%
% Second Liens	4.4%
% Arms	80.7%
% Fixed	19.3%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$ ]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.80 - 6.00	12	3,809,278	0.6	5.88	78.8	707
6.01 - 6.50	58	19,085,399	2.8	6.36	77.5	681
6.51 - 7.00	241	77,028,797	11.5	6.85	76.2	677
7.01 - 7.50	359	104,909,627	15.7	7.33	77.5	665
7.51 - 8.00	547	145,650,838	21.7	7.82	77.7	640
8.01 - 8.50	377	92,483,554	13.8	8.30	78.3	621
8.51 - 9.00	407	91,838,718	13.7	8.79	79.3	602
9.01 - 9.50	219	40,768,651	6.1	9.29	81.0	583
9.51 - 10.00	215	40,633,143	6.1	9.79	82.2	579
10.01 - 10.50	116	14,163,044	2.1	10.26	83.6	578
10.51 - 11.00	122	13,465,388	2.0	10.79	88.5	606
11.01 - 11.50	107	9,881,253	1.5	11.31	92.8	616
11.51 - 12.00	117	8,849,897	1.3	11.81	96.2	626
12.01 - 17.38	92	7,312,903	1.1	12.63	96.6	622
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
465 - 475	1	61,721	0.0	11.13	100.0	465
476 - 500	2	306,503	0.0	9.73	77.9	500
501 - 525	210	34,565,527	5.2	9.33	73.4	513
526 - 550	269	49,483,598	7.4	9.05	74.9	539
551 - 575	306	61,496,082	9.2	8.79	75.9	563
576 - 600	378	70,784,369	10.6	8.55	79.0	589
601 - 625	464	90,632,795	13.5	8.35	80.8	612
626 - 650	388	93,801,677	14.0	8.16	81.2	640
651 - 675	377	96,147,576	14.4	7.90	80.7	662
676 - 700	262	72,699,870	10.9	7.86	80.7	687
701 - 725	159	45,641,195	6.8	7.69	80.8	711
726 - 750	91	27,367,365	4.1	7.46	78.8	736
751 - 775	46	15,583,166	2.3	7.62	81.6	762
776 - 800	33	9,931,448	1.5	7.32	79.8	787
801 - 809	3	1,377,600	0.2	7.39	80.0	806
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
19,980 - 50,000	168	6,850,099	1.0	10.89	88.5	621
50,001 - 100,000	542	40,469,600	6.0	9.85	82.1	607
100,001 - 150,000	504	62,680,598	9.4	8.96	78.6	598
150,001 - 200,000	456	80,221,540	12.0	8.40	77.3	607
200,001 - 250,000	340	75,951,023	11.3	8.15	77.9	622
250,001 - 300,000	237	64,810,312	9.7	8.05	78.2	627
300,001 - 350,000	145	47,227,641	7.1	7.90	78.7	646
350,001 - 400,000	127	47,325,391	7.1	7.98	79.0	642
400,001 - 450,000	126	53,921,563	8.0	7.71	79.2	654
450,001 - 500,000	138	65,866,956	9.8	7.72	79.8	651
500,001 - 550,000	70	36,823,472	5.5	7.98	82.1	664
550,001 - 600,000	52	29,838,603	4.5	7.91	79.5	651
600,001 - 650,000	38	23,606,782	3.5	7.91	80.8	659
650,001 - 700,000	22	14,980,413	2.2	8.63	82.9	647
700,001 - 750,000	11	8,050,577	1.2	8.44	78.9	634
750,001 - 800,000	5	3,874,827	0.6	8.51	85.7	625
800,001 - 850,000	4	3,266,509	0.5	7.97	86.2	630
900,001 - 950,000	2	1,880,586	0.3	7.72	67.0	702
950,001 - 1,150,000	2	2,234,000	0.3	8.16	78.3	652
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
12.90 -50.00	101	13,195,166	2.0	8.19	41.6	587
50.01 - 55.00	35	6,013,354	0.9	8.07	52.9	590
55.01 - 60.00	69	12,424,187	1.9	7.95	57.8	581
60.01 - 65.00	97	20,820,045	3.1	8.05	63.2	583
65.01 - 70.00	156	31,335,517	4.7	8.28	68.9	582
70.01 - 75.00	382	87,544,110	13.1	7.84	74.6	627
75.01 - 80.00	1,223	331,550,115	49.5	7.89	79.9	655
80.01 - 85.00	302	69,257,572	10.3	8.75	84.4	586
85.01 - 90.00	164	51,448,795	7.7	8.69	89.8	616
90.01 - 95.00	38	9,784,270	1.5	9.16	94.6	647
95.01 - 100.00	422	36,507,360	5.4	10.99	100.0	653
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	767	157,749,896	23.5	8.84	80.1	622
0.50	6	1,629,819	0.2	8.89	85.7	631
1.00	188	51,848,550	7.7	8.32	79.5	653
2.00	1,064	247,069,157	36.9	8.16	79.5	628
3.00	886	199,566,108	29.8	7.89	78.7	640
5.00	78	12,016,960	1.8	8.27	74.6	619
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,838	361,177,995	53.9	8.22	78.3	607
Reduced	476	127,148,322	19.0	8.25	81.3	663
Stated Income / Stated Assets	670	179,661,364	26.8	8.34	79.9	659
No Income / No Assets	5	1,892,808	0.3	8.41	85.4	712
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,844	644,392,176	96.2	8.22	79.4	633
Second Home	16	2,876,435	0.4	9.11	82.9	624
Investor	129	22,611,880	3.4	9.18	76.9	613
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	771	251,870,668	37.6	7.79	79.1	655
Florida	482	88,086,071	13.1	8.41	78.3	619
New York	102	31,841,310	4.8	8.38	78.5	637
Arizona	135	30,328,900	4.5	8.37	79.9	628
Washington	114	27,519,924	4.1	8.05	79.4	626
Illinois	123	26,597,727	4.0	8.84	80.0	617
Georgia	171	23,581,059	3.5	8.87	81.6	612
Nevada	88	19,382,952	2.9	8.09	78.9	640
Maryland	70	17,648,860	2.6	8.86	77.6	600
Virginia	74	17,270,306	2.6	8.44	77.8	614
Oregon	76	13,374,908	2.0	8.38	79.8	617
New Jersey	45	11,441,256	1.7	8.75	77.9	625
Colorado	47	9,039,450	1.3	8.23	81.1	630
Texas	80	8,358,607	1.2	9.05	79.4	614
Ohio	68	6,998,643	1.0	8.72	81.9	603
Other	543	86,539,851	12.9	8.76	80.5	607
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,663	377,081,274	56.3	8.13	81.6	662
Refinance - Rate Term	108	22,707,714	3.4	8.40	81.0	604
Refinance - Cashout	1,218	270,091,502	40.3	8.42	75.9	592
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	1,001	249,428,840	37.2	8.17	78.8	631
Arm 2/28 - Balloon 40/30	489	149,282,410	22.3	8.13	79.8	628
Arm 2/28 - Balloon 45/30	85	25,947,587	3.9	7.63	78.7	659
Arm 2/28 - Dual 40/30	15	5,111,228	0.8	8.78	76.1	583
Arm 3/27	130	31,789,221	4.7	8.14	79.8	639
Arm 3/27 - Balloon 40/30	69	18,531,759	2.8	8.32	79.4	641
Arm 3/27 - Balloon 45/30	196	51,605,690	7.7	7.57	77.3	663
Arm 5/25	21	4,673,976	0.7	7.60	76.3	654
Arm 5/25 - Balloon 40/30	16	3,908,753	0.6	8.00	78.5	650
Arm 5/25 - Balloon 45/30	2	614,585	0.1	6.95	78.4	677
Fixed Balloon 30/15	264	20,762,306	3.1	11.41	98.5	666
Fixed Balloon 40/30	114	21,381,426	3.2	8.81	78.8	615
Fixed Balloon 45/30	79	15,421,017	2.3	8.39	78.6	606
Fixed Balloon 50/30	9	3,174,737	0.5	7.13	75.7	630
Fixed Rate	499	68,246,956	10.2	8.55	76.7	608
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	2,247	483,095,194	72.1	8.22	78.9	628
PUD	420	104,861,914	15.7	8.32	81.2	634
2 Family	116	32,421,149	4.8	8.25	79.0	646
Condo	146	31,776,856	4.7	8.20	79.4	649
3-4 Family	60	17,725,378	2.6	8.90	78.8	662
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	31	10,130,933	1.9	7.27	78.8	688
4.01 - 4.50	42	13,952,005	2.6	7.13	79.6	689
4.51 - 5.00	88	27,786,114	5.1	7.55	78.5	666
5.01 - 5.50	421	119,867,233	22.2	7.99	78.9	634
5.51 - 6.00	569	159,692,585	29.5	7.91	78.2	632
6.01 - 6.50	470	116,083,011	21.5	8.25	79.7	633
6.51 - 7.00	201	50,372,759	9.3	8.32	79.2	635
7.01 - 7.50	84	19,367,171	3.6	8.62	76.9	617
7.51 - 8.00	84	16,863,060	3.1	9.18	80.3	598
8.01 - 8.50	24	5,040,509	0.9	9.67	83.4	607
8.51 - 9.00	6	641,957	0.1	10.22	85.4	583
9.01 - 12.50	4	1,096,713	0.2	10.24	92.1	570
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
7 - 9	1	256,599	0.0	8.13	85.0	513
10 - 12	7	1,577,704	0.3	6.87	80.0	635
13 - 15	3	237,527	0.0	7.51	76.6	631
16 - 18	19	4,536,751	0.8	7.72	80.4	628
19 - 21	621	165,031,321	30.5	7.95	78.9	637
22 - 24	941	258,949,529	47.9	8.26	79.2	627
25 - 27	1	327,917	0.1	6.05	80.0	662
28 - 30	2	1,069,100	0.2	8.67	84.7	639
31 - 33	155	42,765,067	7.9	7.77	77.7	658
34 - 36	235	56,945,220	10.5	7.99	78.9	647
37 >=	39	9,197,314	1.7	7.73	77.4	654
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
11.00 - 11.50	9	3,347,215	0.6	6.28	79.1	661
11.51 - 12.00	26	7,452,920	1.4	6.45	74.4	662
12.01 - 12.50	60	18,703,991	3.5	6.67	77.7	671
12.51 - 13.00	233	72,254,634	13.4	7.13	77.1	666
13.01 - 13.50	306	90,095,853	16.7	7.47	77.8	661
13.51 - 14.00	369	105,706,333	19.5	7.98	78.5	640
14.01 - 14.50	256	66,440,961	12.3	8.26	79.2	625
14.51 - 15.00	285	75,239,134	13.9	8.49	79.9	624
15.01 - 15.50	173	40,952,563	7.6	8.88	81.1	609
15.51 - 16.00	151	33,784,265	6.2	9.36	81.7	589
16.01 - 16.50	63	10,892,687	2.0	10.05	83.0	578
16.51 - 17.00	58	10,861,342	2.0	10.07	81.3	564
17.01 - 17.50	20	2,822,873	0.5	10.93	79.1	536
17.51 - 18.00	11	1,690,678	0.3	11.10	79.4	536
18.01 - 18.38	4	648,598	0.1	11.78	81.2	525
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.50	5	1,840,528	0.3	7.74	79.9	674
4.51 - 5.50	4	1,830,490	0.3	7.33	64.7	677
5.51 - 6.00	22	6,677,152	1.2	6.77	77.3	661
6.01 - 6.50	54	17,519,198	3.2	6.47	77.6	679
6.51 - 7.00	215	67,990,275	12.6	6.94	77.0	678
7.01 - 7.50	304	89,854,462	16.6	7.33	78.3	667
7.51 - 8.00	417	118,888,214	22.0	7.81	78.4	647
8.01 - 8.50	297	78,628,905	14.5	8.30	78.8	625
8.51 - 9.00	305	76,058,993	14.1	8.79	79.6	602
9.01 - 9.50	143	30,798,927	5.7	9.28	82.4	584
9.51 - 10.00	141	31,662,710	5.9	9.80	82.8	577
10.01 - 10.50	62	8,969,200	1.7	10.27	81.4	549
10.51 - 11.00	31	5,464,931	1.0	10.77	83.0	562
11.01 - 11.50	16	2,717,623	0.5	11.26	83.8	576
11.51 - 12.49	8	1,992,442	0.4	12.07	76.9	534
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1	64,959	0.0	8.25	38.9	593
1.50	236	57,403,005	10.6	8.43	79.0	630
2.00	460	118,837,381	22.0	8.52	78.0	602
3.00	1,310	360,544,977	66.7	7.88	79.3	647
5.00	11	2,008,494	0.4	8.50	74.8	630
6.00	6	2,035,233	0.4	7.66	79.9	666
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,767	476,864,074	88.2	8.04	79.0	636
1.50	246	60,607,656	11.2	8.37	78.9	628
2.00	11	3,422,319	0.6	7.85	76.6	648
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,667	553,081,856	82.6	8.42	79.3	623
60	319	115,834,633	17.3	7.47	79.3	675
120	3	964,001	0.1	7.55	80.0	699
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.